Exhibit 10.4

SIDE LETTER AGREEMENT

May 28, 2025

Reference is made to that certain Security (the “Agreement”) dated as of May 28, 2025, by and between Naya Therapeutics, Inc., a Delaware corporation (“Obligor”), and INVO Fertility, Inc., a Nevada corporation (the “Secured Party”). Capitalized terms used but not defined herein shall have the definitions ascribed to them by the Agreement.

1. Notification of Qualified Financing or Qualified IPO. If the Obligor, upon consultation with its legal and financial advisors, reasonably determines that the existence of the Agreement or the Security Interest will materially impede or prevent the completion of a Qualified Financing or Qualified IPO (as such terms are defined in the Obligor’s Third Amended and Restated Certificate of Incorporation) of the Obligor, the Obligor shall provide written notice to the Secured Party. This notice shall include (a) a statement that the Obligor, upon consultation with its legal and financial advisors, reasonably determines that the existence of the Agreement or the Security Interest will materially impede or prevent the completion of a Qualified Financing or Qualified IPO, and (b) a brief description of the proposed Qualified Financing or Qualified IPO.

2. Effectiveness of Termination. If the Obligor has given notice as set forth in Section 1 and either the Qualified Financing or Qualified IPO is consummated, the Obligor shall provide written notice to the Secured Party of the consummation of such Qualified Financing or Qualified IPO, as applicable, and the Agreement and the Security Agreement will automatically terminate without any further action of the Obligor or the Secured Party.

3. Post-Termination Obligations. Upon termination of the Agreement, , the Secured Party, at the request and at the expense of the Obligor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to the Agreement.

4. Counterparts. This Side Letter Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. THIS SIDE LETTER AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 15(h) OF THE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

6. Terms and Conditions of the Agreement. Except as modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Side Letter Agreement as of the date first above written.

OBLIGOR:

NAYA THERAPEUTICS, INC.

By:
Name:	Daniel Teper
Title:	CEO

SECURED PARTY:
INVO FERTILITY, INC.

By:
Name:	Steven Shum
Title:	CEO